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                                                                     EXHIBIT 2.1

                           ARTICLES OF INCORPORATION

                                       OF

                          EAGLE HIGH ENTERPRISES, INC.


        That we, the undersigned, having this day associated ourselves together for the purpose of forming a corporation under and by virtue of the laws of the State of Delaware, hereby adopt the following Articles of Incorporation:

                                   ARTICLE I

                                      Name

        The name of this corporation is Eagle High Enterprises, Inc.

                                   ARTICLE II

                                    Duration

        The duration of this corporation is perpetual.

                                  ARTICLE III

                                    Purposes

        The Corporation is organized and authorized to pursue any lawful purpose or purposes including, but not limited to, a blind pool for establishing, acquiring, consolidating, merging with or into, or being acquired by, a business in the field of high technology, manufacturing and marketing.
        The Corporation shall further have all powers and engage in any lawful acts or activities for which corporations may be organized under the General Corporation Law of Delaware.


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                                   ARTICLE IV

                                     Stock

        The corporation shall have the authority to issue fifty million (50,000,000) shares of common stock with a par value of $.001 per share, all stock of the corporation shall be of the same class common and shall have the same rights and preferences, fully paid stock of this corporation shall not be liable to any further call or assessment.

                                   ARTICLE V

                                   Amendment

        These Articles of Incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

                                   ARTICLE VI

                               Shareholder Rights

        The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation and cumulative voting is denied.

                                  ARTICLE VII

                            Initial Office and Agent

        The address of the initial registered office of the corporation is Corporation Trust Center, 1209 Orange Street, New Castle county Wilmington, Delaware 19801, and the name of the corporation's initial registered agent at such address is Corporation Trust Company.


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                                   ARTICLE IX

                                   Directors

        The number of Directors constituting the initial Board of Directors of this corporation shall be three (3) in number, provided, however, that the number of directors may be changed from time to time by a provision of the Bylaws, but in no event shall the number of directors be less than three (3) or more than ten (10).
        The names and addresses of the initial board of directors who shall hold office until the first annual meeting of shareholders, or until their successors are elected and qualified are:

        Craig L. Niebuhr        1800 South West Temple
                                Salt Lake City, Utah  84115

        Daniel J. Young         4072 Killarney Circle
                                Granger, Utah  84119

        John C. Brooks          1800 S. W. Temple, Suite 401
                                Salt Lake City, Utah  84115

                                   ARTICLE X

                                  Incorporator

        The name and address of the incorporator is:

        George L. Ralphs        9 Exchange Place, Suite 200
                                Salt Lake City, Utah  84111


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                                   ARTICLE XI

                   Indemnification of Directors and Officers

        The Corporation shall indemnify any and all persons who may serve at any time as directors or officers or who at the request of the Board of Directors of the Corporation may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assignees, against any and all expenses, including amounts paid upon judgments, counsel fees and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit or proceeding in which they, or any of them are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the Corporation, or such other corporation, except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in any action, suit or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, By-law, agreement, vote of shareholders or otherwise.

                                  ARTICLE XII

              Common Directors - Transactions Between Corporations

        No contract or other transaction between this corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of its directors are directors or officers or are financially interested, shall be either


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void or voidable because of such relation or interest, or because such director or directors are present at the meeting of the Board of Directors, or a committee thereof which authorizes, approves or ratified such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies this contract or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (b) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; (c) the contract or transaction is fair and reasonable to the corporation.
        Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies such contract or transaction.
        DATED this 20th day of January, 1986.


                                        /s/ GEORGE L. RALPHS
                                        ------------------------------
                                        George L. Ralphs

STATE OF UTAH           )
                        : ss.
COUNTY OF SALT LAKE     )

        I, the undersigned, being first duly sworn on oath, depose and say:
That I am the incorporator hereinbefore named; that I have read the foregoing Articles of


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Incorporation and know the contents thereof and that the same is true of my own knowledge, except as to matters therein stated upon information and belief, and as to those, I believe them to be true.


                                        /s/ GEORGE L. RALPHS
                                        -------------------------------
                                            George L. Ralphs


        On the 20th day of January, 1986, personally appeared before me, GEORGE
L. RALPHS, signer of the above Articles of Incorporation, who duly acknowledged to me that he executed the same.


                                        /s/ YOLANDA TYRRELL
                                        -------------------------------
                                            Yolanda Tyrrell
                                            NOTARY PUBLIC
                                            Residing in: Salt Lake County

My Commission Expires:

    9/19/88
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